
EMS Technologies, Inc.
(Georgia)
100%
EMS Defense Technologies, Inc.
(Georgia)
100%
LXE Inc.
(Georgia)
100%
EMS Global Tracking Inc.
(Georgia)
100%
EMS Aviation, Inc.
(New Jersey)
Formation GmbH
(Germany)
Advanced Integrated Recorders
(New Jersey)
73%
27%
EMS Technologies – LXE S.e.n.c.
(Luxembourg Partnership)
100%
EMS Holdings S.a.r.L.
(Luxembourg)
100%
LXE Belgium BVBA
(Belgium)
100%
LXE France S.a.r.l.
(France)
100%
LXE GmbH
(Germany)
100%
LXE Italia SRL
(Italy)
100%
LXE Netherlands BV
(Netherlands)
100%
LXE Nordics AB
(Sweden)
100%
LXE Singapore Pte Ltd.
(Singapore)
100%
LXE UK Limited
(United Kingdom)
100%
990834 Ontario Inc.
(Ontario, Canada)
100%
EMS Technologies Canada Ltd.
(Canada – Federal)
100%
EMS SATCOM UK Ltd.
(United Kingdom)
100%
EMS Pacific Pty Ltd.
(Australia)
100%
DSpace Pty Ltd.
(Australia)
100%
EMS Acquisition Company Ltd.
(United Kingdom)
100%
EMS Global Tracking Ltd.
(United Kingdom)
Satamatics Brazil Comercializacao de Segmento Espacial Ltda.
(Brazil)

February 2011